UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASYMmetric ETFs Trust

(Exact name of registrant as specified in its charter)

Delaware	85-2097777
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

158 East 126th Street, Suite 304 New York, NY	10035
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:
ASYMshares ASYMmetric 500 ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check to following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-250955

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of ASYMshares ASYMmetric 500 ETF, a series of ASYMmetric ETFs Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-250955; 811-23622), as filed on February 12, 2021, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-250955; 811-23622), as filed on November 25, 2020, and incorporated herein by reference.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-250955; 811-23622), as filed on November 25, 2020, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASYMmetric ETFs Trust

Date: March 3, 2021 By: /s/ Darren Schuringa______________

Name: Darren Schuringa

Title: Chairman, Trustee, President and Principal Executive Officer

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